EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-53517 and 333-45730) and Form S-8 (File No. 333-11585) of SPEEDUS.COM, Inc. of our report dated March 29, 2002 relating to the financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
March 29, 2002